Exhibit 99.1

FOX CHASE BANCORP, INC.	3rd QUARTER EARNINGS 2012

4390 Davisville Road, Hatboro, PA 19040 Phone (215) 682-7400 Fax (215) 682-4144

NEWS RELEASE

For Immediate Release

Date:	October 31, 2012
Contact:	Roger S. Deacon
Chief Financial Officer
Phone:	(215) 775-1435

FOX CHASE BANCORP, INC. ANNOUNCES RESULTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2012

(Dividend of $0.04 per share declared)

HATBORO, PA. October 31, 2012 — Fox Chase Bancorp, Inc. (the “Company”) (NASDAQ GM: FXCB), the holding company for Fox Chase Bank (the “Bank”), today announced net income of $1.4 million, or $0.12 per share, and $3.2 million, or $0.27 per share, for the three and nine months ended September 30, 2012, respectively, compared to net income of $1.2 million, or $0.09 per share, and $3.7 million, or $0.28 per share, for the three and nine months ended September 30, 2011, respectively.

Highlights for the three and nine month periods ended September 30, 2012 included:

•                  Total assets were $1.07 billion at September 30, 2012, an increase of $55.4 million, or 5.5%, from $1.02 billion at December 31, 2011.  Total loans were $673.7 million at September 30, 2012, an increase of $16.9 million, or 2.6%, from $656.8 million at June 30, 2012, and an increase of $3.1 million, or 0.5%, from $670.6 million at December 31, 2011. The increase during the three months ended September 30, 2012 was driven by an increase in commercial loans of $27.7 million, comprised of increases of $18.6 million in multi-family and commercial real estate loans, $4.6 million in commercial construction loans and $4.5 million in commercial and industrial loans, offset by an $8.4 million decrease in one-to four-family residential mortgage loans due to normal amortization exceeding new loans originated, and a $2.4 million decrease in consumer loans.

•                  Return on average assets improved to 0.56% for the three months ended September 30, 2012 compared to 0.22% for the three months ended June 30, 2012 and 0.46% for the three months ended September 30, 2011.

•                  Net interest income increased $172,000, or 2.1%, to $8.2 million for the three months ended September 30, 2012, compared to $8.1 million for the three months ended September 30, 2011; and increased $421,000, or 1.8%, to $23.9 million for the nine months ended September 30, 2012, compared to $23.5 million for the nine months ended September 30, 2011. The net interest margin was 3.29% for the three months ended September 30, 2012, compared to 3.10% for the three months ended September 30, 2011.

•                  Net interest income increased $562,000, or 7.3%, to $8.2 million for the three months ended September 30, 2012, compared to $7.7 million for the three months ended June 30, 2012. This increase was primarily driven by a $27.8 million increase in average loans, primarily due to commercial loan growth during the third quarter, and a 14 basis point increase in net interest margin to 3.29% from 3.15%, due to the Company’s balance sheet restructuring in June 2012.

•                  The efficiency ratio improved to 61.5% for the three months ended September 30, 2012 compared to 68.3% for the three months ended June 30, 2012 and 61.6% for the three months ended September 30, 2011.

•                  Other noninterest income increased $115,000 to $248,000 for the three months ended September 30, 2012, compared to $133,000 for the three months ended September 30, 2011.  Other noninterest income increased $322,000 to $544,000 for the nine months ended September 30, 2012, compared to $222,000 for the nine months ended September 30, 2011.  The increase is primarily due to higher income and volumes from mortgage banking activities.

•                  Noninterest expense increased $708,000 to $6.4 million for the three months ended September 30, 2012, compared to $5.7 million for the three months ended September 30, 2011.  Assets acquired through foreclosure expense increased $647,000, of which $577,000 related to an increase in valuation adjustments on assets acquired through foreclosure. Valuation adjustments on assets acquired through foreclosure were $887,000 for the three months ended September 30, 2012 compared to $310,000 for the three months ended September 30, 2011. Salaries, benefits and other compensation increased $161,000, or 4.9%, for the three months ended September 30, 2012 compared to the three months ended September 30, 2011, primarily as a result of increased staffing in compliance areas, stock-based compensation expense and annual merit increases.

•                  Excluding the loss on extinguishment of debt of $3.0 million, noninterest expense increased $1.2 million to $17.7 million for the nine months ended September 30, 2012, compared to $16.5 million for the nine months ended September 30, 2011.  Assets acquired through foreclosure expense increased $656,000, of which $522,000 related to an increase in valuation adjustments on assets acquired through foreclosure. Valuation adjustments on assets acquired through foreclosure were $932,000 for the nine months ended September 30, 2012 compared to $410,000 for the nine months ended September 30, 2011. Salaries, benefits and other compensation increased $472,000, or 4.9%,  for the nine months ended September 30, 2012 compared to the nine months ended September 30, 2011, primarily as a result of increased staffing in compliance areas, stock-based compensation expense and annual merit increases.

•                  The Company reported $2.3 million of gains on sale of investment securities for the nine months ended September 30, 2012 compared to no gains on investment securities for the comparable period in 2011.

Credit related items as of and for the quarter ended September 30, 2012 include:

•                  The allowance for loan losses was $11.2 million, or 1.64% of total loans at September 30, 2012 compared to $11.2 million, or 1.68% of total loans at June 30, 2012 and $12.1 million, or 1.77% of total loans at December 31, 2011;

•                  Total credit related costs, which includes (i) provision for loan losses, (ii) valuation adjustments on assets acquired through foreclosure, offset by (iii) net gain on sale of assets acquired through foreclosure totalled $1.3 million for the three months ended September 30, 2012, compared to $1.3 million for the three months ended September 30, 2011 and $1.2 million for the three months ended June 30, 2012;

•                  Net loan charge-offs totaled $476,000 and $3.9 million for the three and nine months ended September 30, 2012, respectively, compared to $889,000 and $3.0 million for the three and nine months ended September 30, 2011, respectively;

•                  Classified loans decreased $15.0 million for the three months ended September 30, 2012 to $27.2 million compared to $42.2 million at June 30, 2012, largely due to payoffs of substandard loans; and

•                  Nonperforming assets decreased $240,000 for the three months ended September 30, 2012 to $25.2 million, or 2.35% of total assets at September 30, 2012.

The Company also announced that its Board of Directors declared a cash dividend of $0.04 per outstanding share of common stock. The dividend will be paid on or about November 29, 2012 to stockholders of record as of the close of business on November 15, 2012.

Commenting on the quarter, Thomas M. Petro, President and Chief Executive Officer said, “We are pleased with our financial performance for the quarter. Solid commercial loan growth coupled with the positive benefit of our second quarter balance sheet restructuring provided for a significant increase in net interest income for the quarter. Economic conditions remain largely unchanged in our markets since the end of the second quarter.  We are encouraged by the improvement in classified loans, however, the sustained low rate environment, increased regulatory related costs and uneven loan demand may continue to provide earnings headwinds.  We believe our strategy is appropriate and we are well-positioned to exit this economic cycle.”

Fox Chase Bancorp, Inc. will host a conference call to discuss third quarter 2012 results on Thursday, November 1, 2012 at 9:00 am EDT.  The general public can access the call by dialing (877) 317-6789.  A replay of the conference call will be available through December 10, 2012 by dialing (877) 344-7529; use Conference ID: 10019874.

Fox Chase Bancorp, Inc. is a stock holding company of Fox Chase Bank. The Bank is a federally chartered savings bank originally established in 1867.  The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and ten branch offices in Bucks, Montgomery, Chester, Delaware and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey.  For more information, please visit the Bank’s website at www.foxchasebank.com.

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(Unaudited)
INTEREST INCOME
Interest and fees on loans	$8,582	$9,021	$25,792	$26,579
Interest on mortgage related securities	1,888	2,425	5,822	7,651
Interest on investment securities available-for-sale
Taxable	60	116	231	380
Nontaxable	1	28	34	165
Other interest income	—	16	5	69
Total Interest Income	10,531	11,606	31,884	34,844
INTEREST EXPENSE
Deposits	1,578	2,099	4,986	6,769
Short-term borrowings	16	2	26	2
Federal Home Loan Bank advances	450	1,007	1,892	3,314
Other borrowed funds	254	437	1,096	1,296
Total Interest Expense	2,298	3,545	8,000	11,381
Net Interest Income	8,233	8,061	23,884	23,463
Provision for loan losses	470	1,034	3,036	2,909
Net Interest Income after Provision for Loan Losses	7,763	7,027	20,848	20,554
NONINTEREST INCOME
Service charges and other fee income	364	428	1,138	1,207
Net gain on sale of assets acquired through foreclosure	8	57	135	77
Impairment loss on real estate held for investment	—	(110)	—	(110)
Income on bank-owned life insurance	117	119	354	349
Other	248	133	544	222
Total other-than-temporary impairment loss	—	(206)	—	(407)
Less: Portion of loss recognized in other comprehensive income (before taxes)	—	46	—	46
Net other-than-temporary impairment loss	—	(160)	—	(361)
Net gains on sale of investment securities	—	—	2,340	—
Net investment securities gains (losses)	—	(160)	2,340	(361)

Total Noninterest Income	737	467	4,511	1,384
NONINTEREST EXPENSE
Salaries, benefits and other compensation	3,458	3,297	10,150	9,678
Occupancy expense	415	457	1,294	1,388
Furniture and equipment expense	119	107	409	314
Data processing costs	441	439	1,359	1,277
Professional fees	369	410	1,327	1,245
Marketing expense	65	95	217	240
FDIC premiums	199	170	581	682
Assets acquired through foreclosure expense	962	315	1,115	459
Loss on extinguishment of debt	—	—	3,018	—
Other	370	400	1,267	1,185
Total Noninterest Expense	6,398	5,690	20,737	16,468
Income Before Income Taxes	2,102	1,804	4,622	5,470
Income tax provision	666	572	1,460	1,735
Net Income	$1,436	$1,232	$3,162	$3,735
Earnings per share:
Basic	$0.12	$0.09	$0.27	$0.28
Diluted	$0.12	$0.09	$0.27	$0.28

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in Thousands, Except Share Data)

	September 30,	December 31,
	2012	2011
	(Unaudited)	(Audited)
ASSETS
Cash and due from banks	$120	$734
Interest-earning demand deposits in other banks	14,959	6,852
Total cash and cash equivalents	15,079	7,586
Investment securities available-for-sale	12,507	23,106
Mortgage related securities available-for-sale	285,726	225,664
Mortgage related securities held-to-maturity (fair value of $32,958 at September 30, 2012 and $41,758 at December 31, 2011)	31,651	41,074
Loans, net of allowance for loan losses of $11,220 at September 30, 2012 and $12,075 at December 31, 2011	673,701	670,572
Federal Home Loan Bank stock, at cost	7,407	8,074
Bank-owned life insurance	13,960	13,606
Premises and equipment, net	10,486	10,431
Assets acquired through foreclosure	7,646	2,423
Real estate held for investment	1,620	1,620
Accrued interest receivable	3,443	4,578
Mortgage servicing rights, net	199	316
Deferred tax asset, net	1,292	1,682
Other assets	6,516	5,131
Total Assets	$1,071,233	$1,015,863

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits	$703,133	$676,594
Short-term borrowings	51,300	8,500
Federal Home Loan Bank advances	95,000	88,278
Other borrowed funds	30,000	50,000
Advances from borrowers for taxes and insurance	1,096	1,736
Accrued interest payable	345	418
Accrued expenses and other liabilities	6,743	2,145
Total Liabilities	887,617	827,671
STOCKHOLDERS’ EQUITY
Preferred stock ($.01 par value; 1,000,000 shares authorized, none issued and outstanding at September 30, 2012 and December 31, 2011)	—	—
Common stock ($.01 par value; 60,000,000 shares authorized, 12,447,637 shares issued and outstanding at September 30, 2012 and 13,037,310 shares issued and outstanding at December 31, 2011)	146	146
Additional paid-in capital	135,857	134,871
Treasury stock, at cost (2,157,800 shares at September 30, 2012 and 1,524,900 shares at December 31, 2011)	(28,307)	(19,822)
Common stock acquired by benefit plans	(10,387)	(11,541)
Retained earnings	79,645	77,971
Accumulated other comprehensive income, net	6,662	6,567
Total Stockholders’ Equity	183,616	188,192

Total Liabilities and Stockholders’ Equity	$1,071,233	$1,015,863

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)

(Dollars in Thousands, Except Per Share Data)

	September 30,	June 30,	December 31,	September 30,
	2012	2012	2011	2011
CAPITAL RATIOS:
Stockholders’ equity (to total assets) (1)	17.14%	18.05%	18.53%	19.14%

Tier 1 capital (to adjusted assets) (2)	14.01	14.82	15.30	14.95
Tier 1 risk —based capital (to risk-weighted assets) (2)	21.37	22.32	22.88	23.27
Total risk-based capital (to risk-weighted assets) (2)	22.39	23.33	23.90	24.28

ASSET QUALITY INDICATORS:
Nonperforming Assets:
Nonaccruing loans	$17,385	$17,271	$17,078	$20,629
Accruing loans past due 90 days or more	165	—	3,875	2,117
Total nonperforming loans	$17,550	$17,271	$20,953	$22,746
Assets acquired through foreclosure	7,646	8,165	2,423	2,907
Total nonperforming assets	$25,196	$25,436	$23,376	$25,653

Ratio of nonperforming loans to total loans	2.56%	2.59%	3.07%	3.44%
Ratio of nonperforming assets to total assets	2.35	2.51	2.30	2.49
Ratio of allowance for loan losses to total loans	1.64	1.68	1.77	1.90
Ratio of allowance for loan losses to nonperforming loans	63.9	65.0	57.6	55.3

Impaired Loans:
Nonperforming loans	$17,550	$17,271	$20,953	$22,746
Troubled debt restructurings	7,342	7,747	7,207	6,856
Other impaired loans	—	—	2,354	—
Total impaired loans	$24,892	$25,018	$30,514	$29,602

Past Due Loans:
30 - 59 days	$700	$1,546	$1,467	$846
60 - 89 days	523	754	421	3,612
Total	$1,223	$2,300	$1,888	$4,458

(1) Represents stockholders’ equity ratio of Fox Chase Bancorp, Inc.

(2) Represents regulatory capital ratios of Fox Chase Bank.

	At or for the Three Months Ended
	September 30,	June 30,	September 30,
	2012	2012	2011
PERFORMANCE RATIOS (3):
Return on average assets	0.56%	0.22%	0.46%
Return on average equity	3.13	1.16	2.42
Net interest margin	3.29	3.15	3.10
Efficiency ratio (4)	61.5	68.3	61.6
OTHER:
Tangible book value per share	$14.75	$14.50	$14.33
Employees (full-time equivalents)	144	138	135

	At or for the Nine Months Ended
	September 30,	September 30,
	2012	2011
PERFORMANCE RATIOS (3):
Return on average assets	0.42%	0.46%
Return on average equity	2.27	2.41
Net interest margin	3.24	2.96
Efficiency ratio (4)	64.8	63.6

(3)     Annualized

(4)     Represents noninterest expense, excluding valuation adjustments on assets acquired through foreclosure and loss on extinguishment of debt, divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities, premises and equipment and assets acquired through foreclosure.

AVERAGE BALANCE SHEET

(Dollars in Thousands, Unaudited)

	Nine Months Ended September 30,
	2012			2011
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$7,213	$5	0.10%	$40,141	$69	0.23%
Mortgage related securities	283,678	5,822	2.74%	325,387	7,651	3.14%
Taxable securities	21,734	231	1.41%	32,464	380	1.56%
Nontaxable securities	984	34	4.65%	4,767	165	4.62%
Loans (1)	668,705	25,792	5.15%	646,002	26,579	5.45%
Allowance for loan losses	(11,836)			(12,851)
Net loans	656,869	25,792		633,151	26,579
Total interest-earning assets	970,478	31,884	4.33%	1,035,910	34,844	4.41%
Noninterest-earning assets	43,720			42,140
Total assets	$1,014,198			$1,078,050
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	585,409	4,986	1.14%	606,981	6,769	1.49%
Borrowings	135,457	3,014	2.97%	167,949	4,612	3.62%
Total interest-bearing liabilities	720,866	8,000	1.48%	774,930	11,381	1.95%
Noninterest-bearing deposits	103,299			90,021
Other noninterest-bearing liabilities	4,576			6,686
Total liabilities	828,741			871,637
Stockholders’ equity	179,178			199,263
Accumulated comprehensive income	6,279			7,150
Total stockholder’s equity	185,457			206,413
Total liabilities and stockholders’ equity	$1,014,198			$1,078,050

Net interest income		$23,884			$23,463
Interest rate spread			2.85%			2.46%
Net interest margin			3.24%			2.96%

(1)          Nonperforming loans are included in average balance computation.

(2)          Yields are not presented on a tax-equivalent basis.

AVERAGE BALANCE SHEET

(Dollars in Thousands, Unaudited)

	Three Months Ended September 30,
	2012			2011
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$5,741	$—	0.05%	$28,268	$16	0.22%
Mortgage related securities	294,914	1,888	2.56%	315,815	2,425	3.07%
Taxable securities	17,207	60	1.38%	31,516	116	1.47%
Nontaxable securities	4	1	87.75%	2,105	28	5.30%
Loans (1)	681,575	8,582	5.02%	652,669	9,021	5.45%
Allowance for loan losses	(11,615)			(12,834)
Net loans	669,960	8,582		639,835	9,021
Total interest-earning assets	987,826	10,531	4.25%	1,017,539	11,606	4.46%
Noninterest-earning assets	44,930			44,186
Total assets	$1,032,756			$1,061,725
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	609,202	1,578	1.03%	596,979	2,099	1.40%
Borrowings	121,318	720	2.36%	160,201	1,446	3.53%
Total interest-bearing liabilities	730,520	2,298	1.25%	757,180	3,545	1.85%
Noninterest-bearing deposits	114,983			91,414
Other noninterest-bearing liabilities	3,529			9,176
Total liabilities	849,032			857,770
Stockholders’ equity	178,169			195,957
Accumulated comprehensive income	5,555			7,998
Total stockholder’s equity	183,724			203,955
Total liabilities and stockholders’ equity	$1,032,756			$1,061,725

Net interest income		$8,233			$8,061
Interest rate spread			3.00%			2.61%
Net interest margin			3.29%			3.10%

(1)          Nonperforming loans are included in average balance computation.

(2)          Yields are not presented on a tax-equivalent basis.

AVERAGE BALANCE SHEET

(Dollars in Thousands, Unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2012			June 30, 2012
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$5,741	$—	0.05%	$7,207	$2	0.10%
Mortgage related securities	294,914	1,888	2.56%	281,767	1,955	2.78%
Taxable securities	17,207	60	1.38%	22,059	78	1.40%
Nontaxable securities	4	1	87.75%	1,075	14	5.45%
Loans (1)	681,575	8,582	5.02%	653,730	8,362	5.08%
Allowance for loan losses	(11,615)			(11,597)
Net loans	669,960	8,582		642,133	8,362
Total interest-earning assets	987,826	10,531	4.25%	954,241	10,411	4.34%
Noninterest-earning assets	44,930			43,375
Total assets	$1,032,756			$997,616
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	609,202	1,578	1.03%	569,395	1,637	1.16%
Borrowings	121,318	720	2.36%	137,038	1,103	3.18%
Total interest-bearing liabilities	730,520	2,298	1.25%	706,433	2,740	1.55%
Noninterest-bearing deposits	114,983			101,143
Other noninterest-bearing liabilities	3,529			4,712
Total liabilities	849,032			812,288
Stockholders’ equity	178,169			178,651
Accumulated comprehensive income	5,555			6,677
Total stockholder’s equity	183,724			185,328
Total liabilities and stockholders’ equity	$1,032,756			$997,616

Net interest income		$8,233			$7,671
Interest rate spread			3.00%			2.79%
Net interest margin			3.29%			3.15%

(1)          Nonperforming loans are included in average balance computation.

(2)          Yields are not presented on a tax-equivalent basis.

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